UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 2)

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DILIGENT BOARD MEMBER SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[DILIGENT BOARD MEMBER SERVICES, INC. LOGO]

39 West 37th Street, 8th Floor

New York, NY 10018

February       , 2009

To the Shareholders of Diligent Board Member Services, Inc.:

You are cordially invited to attend the special meeting of shareholders of Diligent Board Member Services, Inc. (the “Company”) to be held on March 11, 2009, at 11:00 a.m., local time, at                         , Auckland City, New Zealand.

At this important meeting you will be asked to vote on a proposal to amend and restate our Certificate of Incorporation to increase the authorized common stock to 250 million shares, designate the terms of a newly-created Series A Preferred Stock (“Series A Preferred Stock”) and to authorize the issuance of shares of Series A Preferred Stock and any shares of common stock issuable upon conversion thereof.  The proposed Amended and Restated Certificate of Incorporation is attached as Exhibit A to the accompanying proxy statement.

Attached you will find a Notice of Special Meeting of Shareholders, the Company’s proxy statement and a proxy card for the special meeting.

Your Vote Is Important.  Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card.  If you do not vote, it will have the same effect as voting against the proposal to amend our Certificate of Incorporation.

We thank you for your prompt attention to this matter and appreciate your continuing support.

Sincerely yours,

Alessandro Sodi
President & Chief Executive Officer

DILIGENT BOARD MEMBER SERVICES, INC.

Notice of Special Meeting of Shareholders
To be held March 11, 2009

TO THE SHAREHOLDERS OF DILIGENT BOARD MEMBER SERVICES, INC.:

Diligent Board Member Services, Inc., a Delaware corporation, will hold a special meeting of shareholders on March 11, 2009, at 11:00 a.m., local time, at                       , Auckland City, New Zealand, for the following purposes:

1.                                       To consider and vote upon a proposal to amend and restate the Company’s Certificate of Incorporation to increase the authorized common stock to 250 million shares and designating a new Series A Preferred Stock and setting forth its rights, powers and preferences (the “Amended and Restated Certificate”).  The proposed Amended and Restated Certificate of Incorporation is attached as Exhibit A to the accompanying proxy statement.

2.                                       To consider and vote upon the Company’s initial issuance of 20,000,000 shares of Series A Preferred Stock for US$0.10 per share to Spring Street Partners, L.P. (“Spring Street”), the issuance by the Company of up to 13,333,333 additional shares of Series A Preferred Stock payable as PIK dividends upon the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock if declared by the Company’s Board of Directors and the issuance by the Company of any shares of the Company’s common stock into which the Series A Preferred Stock is convertible in accordance with terms of the Series A Preferred Stock (the “Spring Street Transaction”).

3.                                       To consider and vote upon the Company’s initial issuance of 10,000,000 shares of Series A Preferred Stock for US$0.10 per share to Carroll Capital Holdings, LLC (“CCH”), the issuance by the Company of up to 6,666,667 additional shares of Series A Preferred Stock payable as PIK dividends upon the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock if declared by the Company’s Board of Directors and the issuance by the Company of any shares of the Company’s common stock into which the Series A Preferred Stock is convertible in accordance with terms of the Series A Preferred Stock (the “CCH Transaction”).

4.                                       To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Proposal #1 must be approved by the holders of a majority of the issued and outstanding common stock of the Company, proposal #2 must be approved by the holders of a majority of the issued and outstanding common stock of the Company present in person or by proxy at the meeting and proposal #3 must be approved by the holders of a majority of the issued and outstanding common stock of the Company present in person or by proxy at the meeting, excluding any shares of common stock held of record by CCH as of the record date for the meeting.  However, neither the Spring Street Transaction nor the CCH Transaction will be implemented if proposal #1 is not approved.  The Amended and Restated Certificate, the Spring Street Transaction and the CCH Transaction are collectively referred to as the “Transaction” in the accompanying proxy statement.

We have fixed the close of business on February 12, 2009, New Zealand time, as the record date for determining shareholders entitled to notice of and to vote at the special meeting and any adjournments and postponements thereof.  If your shares are held in the name of a broker, trust or other nominee, you will need a proxy or letter from the broker, trustee or nominee in order to vote your shares personally at the meeting.

The board of directors of the Company has carefully considered the price, terms and conditions of the proposed Transaction and has determined that the Transaction is in the best interests of, the Company and its shareholders.  The board of directors has unanimously approved the Transaction and unanimously recommends that you vote FOR the approval of the Transaction.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on March 11, 2009, New Zealand time: The proxy statement is available at www.diligentboardbooks.com/                              .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Your vote is important.  Please sign, date and return the enclosed proxy card in the enclosed envelope, whether or not you plan to attend the special meeting.  Sending in your proxy card now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.

By Order of the Board of Directors,

Robert Norton
General Counsel and Secretary

New York, New York

February , 2009

DILIGENT BOARD MEMBER SERVICES, INC.

PROXY STATEMENT

TABLE OF CONTENTS

i

ii

iii

SUMMARY TERM SHEET

This Summary Term Sheet, together with the section that follows entitled “Questions and Answers About The Special Meeting And Transaction,” highlights selected information from the proxy statement.  This Summary Term Sheet and the “Questions and Answers” address the material terms of the proposed Transaction and other transactions contemplated in connection with it.  For a more complete description, you should carefully read this proxy statement and all of its exhibits before you vote.  For your convenience, we have cross-referenced the sections in this proxy statement where you can find a more complete discussion of each item listed below.

As used in this proxy statement,

•                  “Diligent” the “Company,” “we,” “our,” “ours” and “us” refer to Diligent Board Member Services, Inc.,

•                  “NZX” means NZX Limited, the New Zealand stock exchange upon which our common stock is listed,

•                  “Amended and Restated Certificate” refers to the Amended and Restated Certificate of Incorporation attached as Exhibit A to this proxy statement, which designates the Series A Preferred Stock,

•                  “Series A Preferred Stock” or “Preferred Shares” refers to the newly-created series of our preferred stock having the rights, powers and preferences set forth in the Amended and Restated Certificate,

•                  “Spring Street Transaction” refers to the Company’s initial issuance of 20,000,000 shares of Series A Preferred Stock for US$0.10 per share to Spring Street Partners, L.P. (“Spring Street”), the issuance by the Company of up to 13,333,333 additional shares of Series A Preferred Stock payable as PIK dividends upon the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock if declared by the Company’s Board of Directors and the issuance by the Company of any shares of the Company’s common stock into which the Series A Preferred Stock is convertible in accordance with terms of the Series A Preferred Stock,

•                  “CCH Transaction” refers to the Company’s initial issuance of 10,000,000 shares of Series A Preferred Stock for US$0.10 per share to Carroll Capital Holdings, LLC (“CCH”), the issuance by the Company of up to 6,666,667 additional shares of Series A Preferred Stock payable as PIK dividends upon the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock if declared by the Company’s Board of Directors and the issuance by the Company of any shares of the Company’s common stock into which the Series A Preferred Stock is convertible in accordance with terms of the Series A Preferred Stock , and

•                  “Transaction” refers collectively to the approval of the Amended and Restated Certificate, the Spring Street Transaction and the CCH Transaction.

THE TRANSACTION

The Transaction involves the authorization and issuance of Series A Preferred Stock in the Amended and Restated Certificate in the Spring Street Transaction and the CCH Transaction.  If the Amended and Restated Certificate is not approved, neither the Spring Street Transaction nor the CCH Transaction will be consummated. The obligation of Spring Street and CCH to complete the financings is subject to a condition that at least 20,000,000 shares of Series A Preferred Stock are issued at closing.  Thus, a vote against the CCH Transaction will not affect the consummation of the Spring Street Transaction, but a vote against the Spring Street Transaction may affect the consummation of the CCH Transaction unless the condition to closing is waived. If the Transaction is approved and completed:

•                  Diligent shareholders holding common stock will continue to hold common stock.

•                  Subject to any other conditions to closing, Diligent will issue 20,000,000 shares of Series A Preferred Stock to Spring Street for US$0.10 per share and 10,000,000 shares of Series A Preferred Stock to CCH for US$0.10 per share within two business days after the special meeting.

•                  In the future, Diligent may issue up to an additional 20,000,000 shares of Series A Preferred Stock as PIK dividends upon issued and outstanding Series A Preferred Stock as may be declared by Diligent’s Board of Directors, and may issue up to 50,000,000 shares of our common stock (subject to adjustment) upon conversion of the Series A Preferred Stock.

If the Transaction is not approved and completed, our Certificate of Incorporation will not be amended and restated and the additional capital to be raised by Diligent in the Spring Street Transaction and CCH Transaction will not be funded, which will seriously and adversely impact our ability to have sufficient cash to fund our business operations past the end of March 2009.

For a more detailed discussion of the Transaction, see “Amendments to the Certificate of Incorporation to Effect the Transaction – Structure of the Transaction” in this proxy statement.

DESCRIPTION OF SERIES A PREFERRED STOCK

•      Class of Share:  Preferred.

•      Number of shares:  50,000,000 shares of Series A Preferred Stock authorized.

•      Issue Price:  US$0.10 per Preferred Share.

•      Dividend Rights:  The Preferred Shares will carry a fixed, cumulative, dividend of 11% per annum (adjusted for stock splits, consolidation, etc).  The dividend may (at Diligent’s option) be paid on the first business day of each calendar year for the prior year either in cash or in kind by the issue of additional Preferred Shares (PIK Shares), to be issued at the same issue price of US$0.10 per share.  Dividends will be payable on the first day of each calendar year in respect of the prior calendar year.  Dividends will accrue on a daily basis from and including the issue date of the Preferred Shares.  The 11% annual dividend on the Preferred Shares will rank ahead of the declaration or payment of any dividends on Diligent’s common stock (ordinary shares).  If the annual dividend on the Preferred Shares has not been duly paid, either in cash or by the issue of PIK Shares, no dividend may be paid on Diligent’s common stock. In addition to the 11% preferred dividend, the holders of the Preferred Shares will also be entitled to participate pro rata in any dividend paid on Diligent’s common stock. See “Description of the Series A Preferred Stock – Dividend Rights” in this proxy statement for a chart illustrating the potential number of PIK Shares issued by fiscal year.

•      Conversion Rights:  The Preferred Shares will be convertible at any time at the option of holders into Diligent common stock on a one-for-one basis based on a conversion price of US$0.10 per share (as may be adjusted in accordance with the Anti-Dilution Provision referred to below).  In addition, the Preferred Shares will automatically be converted into common stock upon the closing of an underwritten share offering by Diligent on a registered stock exchange, which realizes at least US$40,000,000 of gross proceeds to Diligent.  Diligent has no right to require conversion of any Preferred Shares into common stock.  If all the Preferred Shares (excluding any PIK Shares) are converted by the holders into Diligent common stock, this would (subject to adjustment in accordance with Anti-Dilution Provision) result in the issue of 30,000,000 additional shares of common stock.  If in addition any PIK Shares are converted into common stock, this would increase the aggregate percentage of the total Diligent common stock which is held by the holders of Preferred Stock.

See “Description of the Series A Preferred Stock – Conversion Rights” in this proxy statement for a chart illustrating the potential number of common shares into which the Series A Preferred Stock may be converted.

•      Ranking of Preferred Shares:  The Preferred Shares will rank prior and senior to Diligent’s common stock upon a liquidation of Diligent and prior to such liquidation will rank prior to the common stock for declaration or payment of dividends.

•      Redemption:  The holders of the Preferred Shares will have the option to require the Preferred Shares (including any PIK Shares) to be redeemed in cash (at US$0.10 per share plus accrued, and unpaid dividends) at any time after the expiry of 60 months from the date of issue of the Preferred Shares.  Such compulsory redemption will take place in four equal quarterly installments, commencing 60 days after the receipt of the redemption request by Diligent.  After the expiry of that 60 month period, Diligent will have the right to pre-empt the conversion of any PIK Shares by making a cash redemption of those shares at US$0.10 per share, plus accrued but unpaid dividends.  Diligent itself has no right (apart from this right in respect of the PIK Shares) to redeem the Preferred Shares in cash.

•      Anti-Dilution Provision:  In the event of a future offering of Diligent shares at a price per Common Share which is less than the Preferred Share conversion price immediately before such offering, the conversion price for the Preferred Shares will (unless otherwise agreed to by at least 60% of the holders of the then outstanding Preferred Shares) be adjusted according to a weighted average formula.  Certain issuances of additional securities, such as issuances in connection with Diligent’s stock incentive plans, or a stock dividend or stock split, or in connection with sales incentives programs, will not trigger the anti-dilution provision.

See “Description of the Series A Preferred Stock – Anti-Dilution Provision” in this proxy statement for an example of how the weighted average formula works.

•      Liquidation Entitlement:  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Diligent, the holders of the Preferred Shares then outstanding will be entitled to be paid out of Diligent’s assets (in priority to any payment to be made to the holders of common stock) an amount per Preferred Share equal to 1.5 times the original issue price of US$0.10 plus any dividends which have become due but which have not been paid either in cash or by the issue of PIK Shares, after which point the Preferred Shares will participate pro rata with common stock in distributions of surplus assets to stock holders.

In addition, upon the occurrence of a “Deemed Liquidation Event”, the above rules will apply.  For this purpose, a “Deemed Liquidation Event” will be defined as including certain mergers or consolidations, or a disposal by Diligent of more than 70% of its assets.

Diligent may not effect a Deemed Liquidation Event involving a merger unless the relevant Merger Agreement preserves the liquidation preference rights of the preferred shareholders as outlined above.  Also, a Deemed Liquidation Event involving the sale by Diligent of more than 70% of its assets will give rise to a right on the part of the holders of the Preferred Stocks to be redeemed and/or receive the same cash amount as provided in the first paragraph of this section.

See “Description of the Series A Preferred Stock – Liquidation Entitlement” in this proxy statement for additional details.

•      Voting rights:  Preferred Shares will prior to their conversion have equal voting rights (1 vote per share) with common stock, except that Preferred Shares will not vote in the general election of directors (but see the special provisions regarding “Protective Provisions” and right to appoint a director described below).

•      Protective provisions:  As long as not less than 15,000,000 Preferred Shares (adjusted for stock splits, re-capitalizations and the like) remain outstanding, Diligent may not take actions related to certain major transactions, through merger or consolidation with any other corporation or otherwise, without obtaining the consent of not-less than 60% of the Preferred Shares (voting separately as a class) or (in respect of matters requiring to be approved or undertaken by Diligent’s board of directors) without obtaining the approval of the director appointed by the holders of the Preferred Shares, as further described below in “Description of Series A Preferred Stock”.

•      Board of Directors:  For as long as not less than 15,000,000 Preferred Shares (as adjusted for stock splits, re-capitalizations and the like) remain outstanding, the holders of the Preferred Shares shall have the right between them to elect/appoint one director.  Any such director appointed by the holders of the Preferred Shares may only be removed by such shareholders.

•      Pre-emptive rights:  The holders of Preferred Shares shall have the right to participate pro rata in future equities issues by Diligent (except in specified instances, such as acquisitions, issuances under stock option plans, issuances in exchange for services) in order to maintain their percentage ownership in Diligent (on a fully-diluted basis).

THE PARTIES

•                  Diligent is a Delaware corporation.

•                  The principal executive offices of Diligent are located at 39 West 37th St., 8th Floor, New York, New York 10018.

•                  The telephone number of Diligent is (212) 741-8181.

•      Spring Street is a privately-owned New York-based investment firm and has been a registered broker/dealer with the US Securities and Exchange Commission since 1994.  David Liptak is the President of Spring Street Partners, Inc., which is the Managing Partner of Spring Street.  Spring Street is not a holder of any shares of Diligent as of the record date.

•      CCH is a privately-owned investment firm whose primary investment strategies focus on providing equity and debt capital to small and medium-sized service companies in order to take advantage of unique long-term growth opportunities.  Kenneth Carroll, President/CEO of CCH has been a long-term successful investor in technology companies and is already a substantial shareholder in Diligent.  At the time the CCH Transaction was agreed to in principle, CCH directly held 9,130,425 shares (approximately 8.7%), but this shareholding was subsequently reduced to 6,767,925 shares (7.5%) as of the record date as a result of recently announced transactions involving the pledging of additional Diligent shares by Services Share Holdings, LLC (“SSH”) to Diligent.  In addition to this direct shareholding, CCH holds 25% of all the shares in North American Financial Partners, LLC, which owns approximately 85% of SSH.

VOTE REQUIRED; RECORD DATE

•                  The record date for holders of our common stock entitled to notice of and to vote at the special meeting was the close of business on February 12, 2009, New Zealand time.  There were 90,440,000 shares of our common stock outstanding as of the record date.

•                  Under Section 242 of the Delaware General Corporation Law, approval of the proposed Amended and Restated Certificate of Incorporation (proposal #1) requires the approval of the holders of at least a majority of the outstanding shares of common stock.

•                  Under NZX Listing Rule 7.3.1, approval of the Spring Street Transaction (proposal #2) requires the approval of the holders of at least a majority of the shares of common stock entitled to vote on the record date that attend the meeting in person or by proxy.  Under NZX Listing Rule 7.3.1, Spring Street is prohibited from voting any of its shares and any discretionary proxies that it holds upon the Spring Street Transaction.  As of the record date, no shares were held of record by Spring Street, so no shares will be excluded for purposes of determining the shares present and voting upon the Spring Street Transaction.

•                  Under NZX Listing Rule 7.3.1, approval of the CCH Transaction (proposal #3) requires the approval of the holders of at least a majority of the shares of common stock entitled to vote on the record date that attend the meeting in person or by proxy, excluding the shares of common stock held by CCH as of the record date.  Under NZX Listing Rule 7.3.1, CCH is prohibited from voting any of its shares and any discretionary proxies that it holds upon the CCH Transaction.  As of the record date, 6,767,925 shares were held of record by CCH, which shares will be excluded for purposes of determining the shares present and voting upon the CCH Transaction.

For more information, see “Introduction – Vote Required” and “Introduction – Voting By Directors, Officers and Certain Beneficial Owners” in this proxy statement.

REASONS FOR THE TRANSACTION

As previously announced, the Company has been attempting to secure additional financing sources in order to fund the Company’s business plan and cash needs.  The Transaction will provide an additional US$3 million in gross cash proceeds to the Company in order to fund its ongoing business operations and allow it to execute upon its business plan.

Our board of directors has determined that, for the reasons discussed in detail in this proxy statement, the Transaction is in the best interests of the Company and our shareholders.  The board of directors believes that the Transaction would:

•                  Provide sufficient working capital to allow the Company to pursue its business plan upon the best terms available in the current capital markets environment;

•                  allow management to focus on business operations, as opposed to raising additional capital; and

•                  increase the value of the Company to existing shareholders by providing an opportunity for the Company to realize upon future growth opportunities.

For more information, see “Special Factors –Reasons For The Transaction” in this proxy statement.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

The board of directors of Diligent, based on the above-reasons and other factors it deemed relevant, has unanimously determined that the Transaction is fair to and in the best interests of Diligent and its shareholders and recommends that shareholders vote “FOR” the approval of the Transaction.

CONDUCT OF COMPANY BUSINESS OPERATIONS

The Transaction is not expected to affect the conduct of the Company’s existing business operations, or to change our business objective, which is to maximize long-term growth to our shareholders.  See “Certain Effects of the Transaction – Conduct of Company’s Business After the Transaction” in this proxy statement.

BACKGROUND OF THE TRANSACTION

Please see “Special Factors – Background of the Transaction” in this proxy statement for a discussion of the events leading up to the public announcement of the proposed Transaction.

RECENT MARKET PRICE OF DILIGENT COMMON STOCK AND MARKET PRICE FOLLOWING ANNOUNCEMENT OF THE TRANSACTION

The last trade of our common stock on the New Zealand Stock Exchange on January 27, 2009 was NZ$0.15 per share.   The closing price of our common stock on January 6, 2009, the most recent day on which a trade occurred before the public announcement of the proposed Transaction, was NZ$0.15 per share.  The public announcement of the proposed Transaction was made by the filing of a market announcement with the New Zealand Stock Exchange on January 20, 2009 with respect to the US$2 million investment by Spring Street and on January 26, 2009 with respect to the US$1 million investment by CCH.

EFFECTS OF THE TRANSACTION

As a result of the Transaction, we anticipate that:

•                  the Company will raise US$3 million, less expenses incurred in the Transaction estimated to be less than US$150,000;

•                  David Liptak, managing partner of Spring Street, will be named to our board of directors as the Series A Preferred Stock director; and

•                  the ownership percentage of the Company beneficially owned by all of our existing common stock will be diluted.  The following table illustrates the percentage ownership of Diligent on a fully-diluted (i.e., as if the Series A Preferred Stock had been converted into common stock) of Diligent’s common shareholders as a group (excluding CCH’s direct holdings of 6,767,925 shares), Spring Street through its Series A Preferred Stock and CCH through its Series A Preferred Stock and current 6,767,925 shares of common stock.  The table assumes that all Series A Preferred Stock dividends are paid in PIK Shares  for calendar years 2009-2013, that the Series A Preferred Stock was issued on February 26, 2009, that the 1:1 conversion ratio applicable to a conversion of Series A Preferred Stock to common stock is not adjusted in the future, that there is no change in the number of shares of common stock outstanding after the record date of February 12, 2009 other than possible conversion of the Series A Preferred Stock, and that Spring Street and CCH do not transfer their Series A Preferred Stock.

At Jan. 1 of Calendar Year	Common (excluding CCH)	Spring Street	CCH
At Closing	69.46%	16.61%	13.93%
2010	67.89%	17.74%	14.36%
2011	65.96%	19.14%	14.90%
2012	63.94%	20.59%	15.47%
2013	61.84%	22.10%	16.05%
2014	59.66%	23.67%	16.66%

•      as long as not less than 15,000,000 Preferred Shares (adjusted for stock splits, re-capitalizations and the like) remain outstanding, Diligent may not take actions related to certain major transactions, through merger or consolidation with any other corporation or otherwise, without obtaining the consent of not-less than 60% of the Preferred Shares (voting separately as a class) or (in respect of matters requiring to be approved or undertaken by Diligent’s board of directors) without obtaining the approval of the director appointed by the holders of the Preferred Shares.

See “Special Factors – Certain Effects Of The Transaction” and “Description of Series A Preferred Stock” in this proxy statement.

CONDITIONS TO COMPLETION OF THE TRANSACTION

The completion of the Transaction depends upon the approval of the proposed Amended and Restated Certificate of Incorporation and the issuance of the shares of Series A Preferred Stock by the holders of at least a majority of our outstanding shares.

RESERVATION OF RIGHTS

We reserve the right to abandon all or any part of the Transaction without further action by our shareholders at any time before the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, even if each of the proposals has been authorized by our shareholders at the special meeting.  By voting in favor of any one or more of the proposals, you are also expressly authorizing us to determine not to proceed with the Transaction if we should so decide.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The principal U.S. federal income tax consequences to common shareholders will be as follows:

•                  No gain or loss will be recognized.

•                  Your holding period for your common stock will be the same as it was prior to the Transaction.

•                  Your basis for your Diligent common stock will be the same as it was prior to the Transaction.

Tax matters are very complicated, and the tax consequences of the Transaction to you will depend on your own situation.  To review the material U.S. federal income tax consequences in greater detail, please read the discussion under “Special Factors – Material U.S. Federal Income Tax Consequences” in this proxy statement.

NO DISSENTERS’ OR APPRAISAL RIGHTS

Under Delaware law, our Certificate of Incorporation and bylaws, you are not entitled to dissent from the Transaction and receive an appraisal of the “fair value” of your shares.  See the discussion under “Special Factors - Dissenters’ and Appraisal Rights” in this proxy statement.

POTENTIAL CONFLICTS OF INTEREST; WAIVER OF APPRAISAL

Spring Street and its affiliates have no prior relationship with Diligent.

CCH is a significant Diligent shareholder.  However, neither Ken Carroll nor anyone affiliated with CCH serves as a director or executive officer of Diligent.  Furthermore, the terms of the Series A Preferred Stock and the Spring Street Transaction were negotiated by us directly with Spring Street first, and only then made available to CCH with respect to the CCH

Transaction.  Thus, the board of directors has determined that the CCH Transaction does not present a conflict of interest.

Diligent was concerned that CCH’s direct and indirect shareholdings may cast an impression of a relationship bordering on the definition of “Related Party” for the purposes of the NZSX Listing Rules.  If that were the case, the CCH Transaction would comprise a “Material Transaction” with a “Related Party” for the purposes of NZSX Listing Rule 9.2.1.

NZSX Listing Rule 9.2.1 restricts a “Related Party” from entering into a “Material Transaction” without shareholder approval.  The CCH Transaction comprises a “Material Transaction” for the purposes of NZSX Listing Rule 9.2.2 as it represents a transaction whereby Diligent will issue its own securities having a market value in excess of 5% of Diligent's average market capitalization.

For the purposes of NZSX Listing Rule 9.2.3, a “Related Party” includes the holder of a relevant interest in 10% or more of a class of equity securities of Diligent carrying votes.  As CCH held a relevant interest of 8.74% on the date the CCH Transaction was agreed to in principle and now holds a relevant interest of 7.48%, Diligent does not consider that CCH is a “Related Party” but has, on a precautionary basis, sought a waiver from the application of NZSX Listing Rule 9.2.1.

NZX has granted Diligent a waiver from the requirement to obtain shareholder approval of the CCH Transaction pursuant to NZSX Listing Rule 9.2.1.  While this removes the requirement to obtain shareholder approval pursuant to this Listing Rule, shareholder approval is still required to be obtained pursuant to NZSX Listing Rule 7.3.1.  The waiver is subject to the condition that NZX Regulation receives certification from Diligent's independent directors that:

1.  the CCH Transaction is fair, reasonable and in the best interests' of shareholders not associated either with CCH or persons Associated with CCH, as that term is defined in the NZSX Listing Rules;

2.  the CCH Transaction has been entered into, and negotiated on, a commercial, arms-length basis and that the consideration to be paid in respect of the Series A Preferred Stock represents a fair market price;

3.  the certifying directors are not otherwise interested in the CCH Transaction;

4.  Diligent was not influenced in the decision to enter into the CCH Transaction as a result of a Related Party nexus between Diligent and CCH;

5.  the Spring Street Transaction preceded the CCH Transaction;

6.  the Agreement entered into with Spring Street is identical to, but for the quantum of Series A Preferred Stock subscribed for, the CCH Transaction; and

7.  CCH and Spring Street are not Associated Persons, as that term is defined in NZSX Listing Rule 1.3.

The independent directors of Diligent have provided the foregoing certification to NZX Regulation.  A copy of the waiver decision may be viewed at www.nzx.com/markets/NZSX/DIL.

See “Special Factors – Potential Conflicts of Interest” in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
AND TRANSACTION

ABOUT THE SPECIAL MEETING AND VOTING PROCEDURES

Q:                     WHY DID YOU SEND ME THIS PROXY STATEMENT?

A:                    We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at our special meeting of shareholders.

This proxy statement provides information that you need to know in order to cast an informed vote at the special meeting. However, you do not need to attend the special meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We began sending this proxy statement, notice of special meeting and the enclosed proxy card on or about February 19, 2009 to all shareholders entitled to notice of and to vote at the special meeting. The record date for shareholders entitled to vote is February 12, 2009, New Zealand time. On that date, there were 90,440,000 shares of our common stock outstanding.

Q:                     WHAT IS THE TIME AND PLACE OF THE SPECIAL MEETING?

A:                    The special meeting will be held at                            New Zealand at 11:00 am, local time, on March 11, 2009.

Q:                     WHO MAY BE PRESENT AT THE SPECIAL MEETING AND WHO MAY VOTE?

A:                    All holders of our common stock may attend the special meeting in person. However, only holders of common stock of record as of February 12, 2009, New Zealand time, may cast their votes in person or by proxy at the special meeting. Shareholders are entitled to one vote for each share of common stock held as of the record date. CCH is prohibited from voting upon proposal #3.

Q:                     WHAT IS THE VOTE REQUIRED TO APPROVE THE PROPOSED TRANSACTION?

A:                    Proposal #1 must receive the affirmative vote of the holders of at least a majority of our shares of common stock issued and outstanding as of the record date. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on proposal #1, it has the same effect as if you voted against proposal #1. In addition, if you do not instruct your broker on how to vote your shares on proposal #1, your broker will not be able to vote for you. This will have the same effect as a vote against proposal #1.

Proposal #2 requires the approval of the holders of at least a majority of the shares of common stock entitled to vote on the record date that attend the meeting in person or by proxy, excluding any shares held of record by Spring Street and any discretionary proxies held by Spring Street.

Proposal #3 requires the approval of the holders of at least a majority of the shares of common stock entitled to vote on the record date that attend the meeting in person or by proxy, excluding the shares held of record by CCH and any discretionary proxies held by CCH.

Q:                     WHO IS SOLICITING MY PROXY?

A:                    The board of directors of the Company.

Q:                     WHAT IS THE COMPANY’S VOTING RECOMMENDATION REGARDING THE PROPOSAL?

A:                    Our board of directors has determined that the Transaction is fair to all of our shareholders and in the best interests of the Company. The board of directors has therefore unanimously approved the Transaction and recommends that you vote your shares “FOR” approval of each of the Proposals at the special meeting.

Q:                     WHAT DO I NEED TO DO NOW?

A:                    Please submit your proxy in accordance with the instructions on the attached proxy card so that your shares can be represented at the special meeting.

Q:                     IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:                    Your broker will vote your shares for you with respect to the Transaction ONLY if you instruct your broker how to vote them. Your broker should mail information to you that will explain how to give your broker these instructions.

Q:                     CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:                    Yes. Just send by mail a written revocation or a later-dated, completed and signed proxy card before the special meeting, or simply attend the special meeting and vote in person. You may not change your vote by facsimile or telephone.

Q:                     WHAT IF I DON’T SEND BACK A PROXY CARD OR VOTE MY SHARES IN PERSON AT THE SPECIAL MEETING?

A:                    If you do not return your proxy card or vote your shares in person at the special meeting, your inaction will be treated as a non-vote with respect to the proposals. This will have the effect described above under “What is the vote required to approve the Transaction?”

Q:                     WHAT HAPPENS IF I SELL MY COMPANY SHARES BEFORE THE SPECIAL MEETING?

A:                    The record date for the special meeting is earlier than the special meeting. If you own shares on the record date for the special meeting, but transfer your shares after the record date and before the special meeting, you will retain your right to vote at the special meeting based on the number of shares you owned on the record date.

Q::                  WHAT HAPPENS IF THE SPECIAL MEETING IS POSTPONED OR ADJOURNED?

A:                    Your proxy card will be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy card until it is voted.

ABOUT THE TRANSACTION

Q:                     WHAT IS OCCURRING IN THE TRANSACTION?

A:                    The Company has entered into a Stock Purchase Agreement whereby two investors, Spring Street Partners, L.P. (“Spring Street”) and Carroll Capital Holdings, LLC (“CCH”), have agreed to purchase 30,000,000 shares of newly-issued Series A Preferred Stock of the Company. The closing of both purchases is conditioned upon obtaining common shareholder approval of the Amended and Restated Certificate (proposal #1). The Spring Street Transaction (proposal #2) and the CCH Transaction (proposal #3) are both conditioned upon obtaining common shareholder approval in accordance with NZX Listing Rule 7.3.1.

Q:                     WILL COMPANY SHARES BE TRADED AFTER THE TRANSACTION?

A:                    The Series A Preferred Stock will not be traded on any public market. We expect trading to continue as currently conducted on the New Zealand Stock Exchange for our common stock.

Q:                     HOW WILL THE COMPANY BE OPERATED AFTER THE TRANSACTION?

A:                    We expect our business and operations to continue as they are currently being conducted. The Transaction is not anticipated to have any effect upon the conduct of our business, except as disclosed in this proxy statement. See “Special Factors – Conduct of Company’s Business After the Transaction” in this proxy statement.

Q:                     WHEN DO YOU EXPECT THE TRANSACTION TO BE COMPLETED?

A:                    We are working toward completing the Transaction as quickly as possible, and we expect the Transaction to be completed within two business days after the special meeting, or as soon as reasonably practicable thereafter.

Q:                     WHO CAN HELP ANSWER MY QUESTIONS?

A:                    If you have any questions concerning the Transaction or the special meeting, or if you would like additional copies of this proxy statement or proxy card, please contact:  Mr. Robert Norton, Secretary of Diligent. The telephone number is (973) 939-9460.

PROXY STATEMENT
DILIGENT BOARD MEMBER SERVICES, INC.

SPECIAL MEETING OF SHAREHOLDERS

March 11, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on March 11, 2009: This proxy statement is available at www.diligentboardbooks.com/                              .

INTRODUCTION

SOLICITATION

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Diligent Board Member Services, Inc. (“Company”) to be used at a special meeting of shareholders of the Company to be held on March 11, 2009, at 11:00 a.m., local time, at                                         , New Zealand (“special meeting”).  To obtain directions to the location of the special meeting to attend the special meeting and vote in person, please contact Robert Norton, Secretary of the Company, at (973) 939-9460.  The approximate date on which this proxy statement and the accompanying form of proxy card are being sent to shareholders is on or about February       , 2009.  The Company’s principal executive offices are located at 39 West 37th St., 8th Floor, New York, New York 10018.

At the special meeting, the following matters will be considered and voted upon by the shareholders:

1.                                       To consider and vote upon a proposal to amend and restate the Company’s Certificate of Incorporation to increase the authorized common stock to 250 million shares and designating a new Series A Preferred Stock and setting forth its rights, powers and preferences (the “Amended and Restated Certificate”).  The proposed Amended and Restated Certificate of Incorporation is attached as Exhibit A to this proxy statement.

2.                                       To consider and vote upon the Company’s initial issuance of 20,000,000 shares of Series A Preferred Stock for US$0.10 per share to Spring Street Partners, L.P. (“Spring Street”), the issuance by the Company of up to 13,333,333 additional shares of Series A Preferred Stock payable as PIK dividends upon the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock if declared by the Company’s Board of Directors and the issuance by the Company of any shares of the Company’s common stock into which the Series A Preferred Stock is convertible in accordance with terms of the Series A Preferred Stock (the “Spring Street Transaction”).

3.                                       To consider and vote upon the Company’s initial issuance of 10,000,000 shares of Series A Preferred Stock for US$0.10 per share to Carroll Capital Holdings, LLC (“CCH”), the issuance by the Company of up to 6,666,667 additional shares of Series A Preferred Stock payable as PIK dividends upon the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock if declared by the Company’s Board of Directors and the issuance by the Company of any shares of the Company’s common stock into which the Series A Preferred Stock is convertible in accordance with terms of the Series A Preferred Stock (the “CCH Transaction”).

4.                                       To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Your board of directors has unanimously approved each of the proposals and recommends that you vote “FOR” the approval of each of the proposals.

WHO CAN VOTE AT THE SPECIAL MEETING

You are entitled to vote your shares at the special meeting only if our records show that you held your shares as of the record date, which is February 12, 2009, New Zealand time.  On the record date, there were 90,440,000 shares of Company common stock (“common stock”) outstanding.

ATTENDING THE SPECIAL MEETING

If you are a shareholder of record, you may attend the special meeting and vote in person, or you may vote by proxy at the special meeting.  If you are a beneficial owner of common stock and your shares are held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the special meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your common stock held in street name in person at the special meeting, you will have to get a written proxy authorizing you to vote from the broker, bank or other nominee who holds your shares.

VOTING BY PROXY

If the accompanying proxy card is signed and returned, your shares represented by the proxy will be voted in accordance with the specifications thereon.  If the manner of voting your shares is not indicated on the proxy card, they will be voted (a) “FOR” approval of the Transaction and (b) in the discretion of the persons named in the proxy on any other matter that is properly presented and voted on at the special meeting.

You may revoke your proxy at any time before the vote is taken at the special meeting.  To revoke your proxy, you must either give our corporate Secretary a written notice of revocation bearing a later date than the proxy, submit a later-dated proxy card to our corporate Secretary, or attend the special meeting and vote your shares in person.  Your attendance at the special meeting will not automatically revoke your proxy.

If you hold your shares in street name, please contact your broker for additional information regarding the voting of your shares.  Your broker may allow you to deliver your voting instructions via the telephone or the internet.  Please see the voting instructions form provided you by your broker.  If your shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote your shares in person.

VOTE REQUIRED

Shareholders are entitled to one vote per share on all matters presented to the special meeting.  The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the special meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  A broker non-vote occurs when a shareholder fails to provide voting instructions to the shareholder’s broker for shares held in street name.  Under these circumstances, the broker may be authorized to vote the shares on some routine items, but is prohibited from voting on other items.  The items for which a shareholder’s broker cannot vote without the shareholder’s instructions result in a broker non-vote.

Approval of the proposed amendments to our Certificate of Incorporation requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote thereon.  Abstentions and broker non-votes will have the same effect as votes against the proposal.

VOTING BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

As of the record date, our current directors, all but one of our executive officers and three of our largest shareholders, Services Share Holdings, LLC, Corcoran Consulting, LLC and CCH, together held of record approximately 49,714,806 (55.0%) of the outstanding shares of common stock entitled to vote at the special meeting.  The directors, all but one of our executive officers and the three largest shareholders have indicated they will attend the meeting in person or by proxy and vote all of their shares in favor of the Transaction, although CCH’s 6,767,925 shares of record will be excluded from the shares eligible to vote upon the CCH Transaction, in which case the number of shares held by such shareholders is 42,946,881 (51.3% of the total eligible votes).  Accordingly, we believe that the requisite shareholder approval will be obtained at the special meeting for each of the three proposals.

STRUCTURE OF THE TRANSACTION

The board of directors has unanimously authorized the Transaction and recommends that you approve it.  The Transaction consists of adoption of an Amended and Restated Certificate of Incorporation to increase the authorized common stock to 250 million shares and designating the terms of a newly-created series of preferred stock (“Series A Preferred Stock”), the issuance of 30,000,000 shares of Series A Preferred Stock for US$0.10 per share and up to 20,000,000 additional shares of Series A Preferred Stock as PIK dividends or otherwise and issuance of shares of our common stock upon conversion of the outstanding Series A Preferred Stock.  We expect the Transaction to close within two days of the date of the special meeting, or on any later date we may specify in such certificates of amendment (the “effective date”).

PROPOSAL NO. 1

AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION
AND ISSUANCE OF SERIES A PREFERRED STOCK AND COMMON STOCK ISSUABLE ON CONVERSION

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The current Certificate of Incorporation of Diligent authorizes 50,000,000 shares of preferred stock, none of which had been previously designated as to rights, powers and preferences.  The Amended and Restated Certificate of Incorporation (i) creates a new class of Series A Preferred Stock having the rights and preferences set forth in the summary below and (ii) increases the number of shares of authorized common stock from 200,000,000 to 250,000,000 to account for the number of shares of common stock that the Series A Preferred Stock is convertible into.  A copy of the Amended and Restated Certificate of Incorporation is attached to this proxy statement, and shareholders are encouraged to read the Amended and Restated Certificate of Incorporation carefully and to obtain appropriate professional advice.  If proposal #1 is not approved, the Spring Street Transaction (proposal #2) and the CCH Transaction (proposal #3) will not be consummated.  We currently have no plans, proposals or arrangements to issue Preferred Shares other than in connection with the Spring Street Transaction and CCH Transaction.   We currently have no plans, proposals or arrangements to issue additional common shares other than (i) shares issuable under conversion of the Series A Preferred Stock and (ii) in the ordinary course of business as previously authorized under our 2007 Stock Option and Incentive Plan.

(a)           Class of Share:  Preferred.

(b)           Number of shares of Series A Preferred Stock authorized: 50,000,000

(c)           Issue Price:  US$0.10 per Preferred Share.

(d)           Dividend Rights:  The Preferred Shares will carry a fixed, cumulative, dividend of 11% per annum (adjusted for stock splits, consolidation, etc).  The dividend may (at Diligent’s option) be paid on the first business day of each calendar year for the prior year either in cash or in kind by the issue of additional Preferred Shares (PIK Shares), to be issued at the same issue price of US$0.10 per share.  Assuming no conversion of any of the Preferred Shares and assuming that Diligent chooses to pay the whole of the dividend on the Preferred Shares by issuing PIK Shares, this would result in the following issues of PIK Shares for calendar years 2009-2013 and assuming the Series A Preferred Shares are issued on February 26, 2009:

Period	Dividend Amount @ 11% in US$	PIK Shares Issued
2009	$278,465.75	2,784,658
2010	$360,631.23	3,606,312
2011	$400,300.67	4,003,007
2012	$444,333.74	4,443,337
2013	$493,210.45	4,932,105
TOTAL	$1,976,941.84	19,769,419

Dividends will be payable on the first day of each calendar year in respect of the prior calendar year.  Dividends will accrue on a daily basis from and including the issue date of the Preferred Shares.  The 11% annual dividend on the Preferred Shares will rank ahead of the declaration or payment of any dividends on Diligent’s common stock (ordinary shares).  If the annual dividend on the Preferred Shares has not been duly paid, either in cash or by the issue of PIK Shares, no dividend may be paid on Diligent’s common stock.

In addition to the 11% preferred dividend, the holders of the Preferred Shares will also be entitled to participate pro rata in any dividend paid on Diligent’s common stock.

(e)           Conversion Rights:  The Preferred Shares will be convertible at any time at the option of holders into Diligent common stock on a one-for-one basis (as may be adjusted in accordance with the Anti-Dilution Provision referred to below).  In addition, the Preferred Shares will automatically be converted into common stock upon the closing of an underwritten share offering by Diligent on a registered stock exchange, which realizes at least US$40,000,000 of gross proceeds to Diligent.  Diligent has no right to require conversion of any Preferred Shares into common stock.  If all the Preferred Shares (excluding any PIK Shares) are converted by the holders into Diligent common stock, this would (subject to adjustment in accordance with the Anti-Dilution Provision) result in the issue of 30,000,000 additional shares of common stock.  If in addition any PIK Shares are converted into common stock, this would increase the aggregate percentage of the total Diligent common stock which is held by the holders of Preferred Stock.  Assuming that all dividends accruing on the Preferred Shares through calendar year 2013 are paid by the issue of PIK Shares, this would result in the holders of Preferred Stock holding the following percentages of Diligent common stock, upon conversion of the Preferred Stock:

Conversion Date	Resulting common stock Holding	Resulting percentage of common stock
Jan. 1, 2010	32,784,658	26.6%
Jan. 1, 2011	36,390,970	28.7%
Jan 1, 2012	40,393,977	30.9%
Jan 1, 2013	44,837,314	33.2%
Jan 1, 2014	49,769,419	35.5%

On conversion, if any cumulative dividends payable on the Preferred Stock have not previously been paid must be paid in cash.

(f)            Ranking of Preferred Shares:  The Preferred Shares will rank prior and senior to Diligent’s common stock upon a liquidation of Diligent and prior to such liquidation will rank prior to the common stock for declaration or payment of dividends.

(g)           Redemption:  The holders of the Preferred Shares will have the option to require the Preferred Shares (including any PIK Shares) to be redeemed in cash (at US$0.10 per share plus accrued, and unpaid dividends) at any time after the expiry of 60 months from the date of issue of the Preferred Shares.  Such compulsory redemption will take place in four equal quarterly installments, commencing 60 days after the receipt of the redemption request by

Diligent.  After the expiry of that 60 month period, Diligent will have the right to pre-empt the conversion of any PIK Shares by making a cash redemption of those shares at US$0.10 per share, plus accrued but unpaid dividends.  Diligent itself has no right (apart from this right in respect of the PIK Shares) to redeem the Preferred Shares in cash.

(h)           Anti-Dilution Provision:  In the event of a future offering of Diligent shares at a price per Common Share which is less than the Preferred Share conversion price immediately before such offering, the conversion price for the Preferred Shares will (unless otherwise agreed by at least 60% of the holders of the then outstanding Preferred Shares) be adjusted according to a weighted average formula.  Certain issuances of additional securities, such as issuances in connection with Diligent’s stock incentive plans, or a stock dividend or stock split, or in connection with sales incentives programs, will not trigger the anti-dilution provision.

The weighted average formula is as follows:

CP2 = CP1 (a + b) / (a + c)

For the purposes of this formula the following definitions shall apply:

(i)            “CP2” shall mean the Preferred Shares conversion price in effect immediately after such issue of additional common stock (at present the conversion price is US$0.10 per Preferred Share, but this price may differ for future applications of this Anti-Dilution Provision, if the Anti-Dilution Provision has previously been triggered);

(ii)           “CP1” shall mean the Preferred Shares conversion price in effect immediately prior to such issue of additional common stock;

(iii)          “a” shall mean the number of shares of common stock outstanding immediately prior to such issue of additional common stock (including for this purpose all common stock issuable upon exercise of options and convertible securities, if any);

(iv)          “b” shall mean the number of shares of common stock that would have been issued if such additional common stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by Diligent in respect of such issue by CP1); and

(v)           “c” shall mean the number such additional shares of common stock issued in such transaction.

Operation of the formula may be illustrated by the following example.  If the Series A Preferred Stock conversion price in effect prior to the issue was US$1.00 per share, 100 shares of common stock were outstanding prior to the issue and 10 shares of common stock are being issued for US$0.50 per share in the issue, then:

CP2 = US$1.00(100+5)/(100+10), so

CP2 = US$0.9545

The conversion price for the Preferred Shares will also be appropriately adjusted to account for stock splits, stock consolidations and certain dividends and distributions.

Essentially, the operation of this formula may have the effect that if Diligent issues common stock of less than US$0.10 per share in the future, the holders of the Preferred Shares will, upon conversion of any Preferred Shares into common stock, receive more shares of common stock than they would have received had Diligent not issued common stock of less than US$0.10 per Share.

(i)            Liquidation Entitlement:  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Diligent, the holders of the Preferred Shares then outstanding will be entitled to be paid out of Diligent’s assets (in priority to any payment to be made to the holders of common stock) an amount per Preferred Share equal to 1.5 times the original issue price of US$0.10 plus any dividends which have become due but which have not been paid either in cash or by the issue of PIK Shares, after which point the Preferred Shares will participate pro rata with common stock in distributions of surplus assets to stock holders.

In addition, upon the occurrence of a “Deemed Liquidation Event”, the above rules will apply.  For this purpose, a “Deemed Liquidation Event” will be defined as including certain mergers or consolidations, or a disposal by Diligent of more than 70% of its assets.

Diligent may not effect a Deemed Liquidation Event involving a merger unless the relevant Merger Agreement preserves the liquidation preference rights of the preferred shareholders as outlined above.  Also, a Deemed Liquidation Event involving the sale by Diligent of more than 70% of its assets will give rise to a right on the part of the holders of the Preferred Stocks to be redeemed and/or receive the same cash amount as provided in the first paragraph of this section.

(j)            Voting rights:  Preferred Shares will prior to their conversion have equal voting rights (1 vote per share) with common stock (but see the special provisions regarding “Protective Provisions” and right to appoint a director described below).

This will mean that:

(i)            Immediately upon issue, the Preferred Shares will carry approximately 25% of the total Diligent shareholder voting rights;

(ii)           Assuming no conversion of any Preferred Shares, and payment of all dividends on the Preferred Shares by the issue of PIK Shares, voting rights attaching to the Preferred Shares will increase as shown in the table included in paragraph (e) above.

(k)           Protective provisions:  As long as not less than 15,000,000 Preferred Shares (adjusted for stock splits, re-capitalizations and the like) remain outstanding, Diligent may not take any of the following actions, through merger or consolidation with any other corporation or otherwise, without obtaining the consent of not-less than 60% of the Preferred Shares (voting separately as a class):

(i)            liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(ii)           amend, alter or repeal any provision of the Certificate of Incorporation, or take such action with respect to the bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock (except changes to the bylaws required by the listing rules of the New Zealand Stock Exchange, which such changes shall not trigger the right provided herein); provided, that the any such amendment, alteration or repeal shall require the written consent or affirmative vote of the holder of at least 81% of the then outstanding shares of Series A Preferred Stock;

(iii)          create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights;

(iv)          purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the common stock solely in the form of additional shares of common stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at an amount no more than the greater of the original purchase price or the then-current fair market value thereof, or (iv) as approved by the Board of Directors, including the approval of the Series A Director;

(v)           create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, other than equipment leases, accounts payable, insurance premium financing, bank loans and lines of credit and other similar corporate financings available from commercial and banking sources;

(vi)          create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(vii)         increase the authorized number of directors constituting the Board of Directors to more than seven (7) persons;

(viii)        increase the aggregate number of shares available under the Corporation’s common stock plan, its restricted stock plan, or any other plan involving the issuance of the Corporation’s equity securities to its employees, agents or directors to more than 14.5 million shares under all such plans, or issue the Corporation’s securities outside of such plan in exchange for services in excess of an aggregate of 1 million shares in any given twelve month period;

(ix)           forgive, modify the terms of, value the stock held in escrow as security for, or otherwise amend, waive or delay the enforcement of the obligations owed by Services Share Holdings, LLC (f/k/a Diligent Board Member Services, LLC) pursuant to the Promissory Note and Security Agreement dated October 1, 2007 and related obligations it has issued to the Corporation (the “LLC Note”); provided, that the Corporation’s Board of Directors may, without the consent of the Series A Preferred Stock, approve a complete prepayment of the LLC Note at a discount so long as any prepayment discount rate is approved by a majority of the directors who do not have an interest in the LLC Note; or

(x)            enter into any transaction with an affiliate in excess of US$250,000 per year.

(l)            Board of Directors:  For as long as not less than 15,000,000 Preferred Shares (as adjusted for stock splits, re-capitalizations and the like) remain outstanding, the holders of the Preferred Shares shall have the right between them to elect/appoint one director.  Any such director appointed by the holders of the Preferred Shares may only be removed by such shareholders.

(m)          Pre-emptive rights:  The holders of Preferred Shares shall have the right to participate pro rata in future equities issues by Diligent (except in specified instances, such as acquisitions, issuances under stock option plans, issuances in exchange for services) in order to maintain their percentage ownership in Diligent (on a fully-diluted basis).

Potential Anti-takeover Effects of the Amended and Restated Certificate of Incorporation.

The protective provisions of the Amended and Restated Certificate of Incorporation described above would have the effect of blocking a change in control that might otherwise be approved by the Board of Directors if it is not also acceptable to the holders of at least 60% of the then outstanding shares of Series A Preferred Stock.  However, proposal #1 is not being undertaken in response to any effort of which our Board of Directors is aware to accumulate shares of our Common Stock or obtain control of Diligent.  Additionally, our ability to implement an anti-takeover device in the future without shareholder approval would be limited because the Amended and Restated Certificate of Incorporation designates all 50,000,000 shares of preferred stock as Series A Preferred Stock.  Other than the protective provisions described above, our charter and bylaws contain no other provisions having an anti-takeover effect.

Your board of directors has unanimously approved proposal #1 and recommends that you vote “FOR” the approval of proposal #1.

PROPOSAL NO. 2

ISSUANCE OF SERIES A PREFERRED STOCK AND COMMON STOCK ISSUABLE ON CONVERSION TO SPRING STREET PARTNERS, L.P.

SPRING STREET TRANSACTION

Diligent has entered into a Stock Purchase Agreement dated February 13, 2009 (the “Stock Purchase Agreement”) whereby, subject to the terms and conditions of the Stock Purchase Agreement, Spring Street agrees to purchase 20,000,000 shares of Series A Preferred Stock for US$0.10 per share.  Additionally, the Company could issue Spring Street up to 13,333,333 additional shares of Series A Preferred Stock payable as PIK dividends upon the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock if declared by the Company’s Board of Directors.  (For a summary of the material terms of the Series A Preferred Stock, please see “Description of Series A Preferred Stock” above.)  Diligent makes customary representations and warranties in the Stock Purchase Agreement regarding its business, and the consummation of the purchase is subject to a number of conditions, including obtaining the approval of the Diligent shareholders as described in this proxy statement, filing the Amended and Restated Certificate with the Delaware Secretary of State, the issue of not less than 20,000,000 shares of Series A Preferred Stock and other customary conditions regarding no material adverse change to Diligent and the accuracy of representations and warranties at closing. Approval of proposal #2 also constitutes approval of the issuance by Diligent of any shares of common stock into which the Preferred Shares are convertible.

At closing, Diligent would enter into an Investor Rights Agreement that grants the holders of the Series A Preferred Stock customary demand and piggyback registration rights to register their securities that have been converted to Diligent common stock in the event of future registration of Diligent’s shares in US or foreign equities markets.  Additionally, if the Spring Street Transaction is approved, David Liptak, the managing partner of Spring Street, will be named to our board of directors as the Series A Preferred stock director.

Diligent has agreed to pay 50% of Spring Street’s legal expenses in respect of the Spring Street Transaction.  This amount is estimated to be $30,000.

If proposal #1 is not approved, the Spring Street Transaction will not be consummated.  If proposal #3 is not approved, it will not affect whether the Spring Street Transaction will be consummated.

Your board of directors has unanimously approved proposal #2 and recommends that you vote “FOR” the approval of proposal #2.

PROPOSAL NO. 3

ISSUANCE OF SERIES A PREFERRED STOCK AND COMMON STOCK ISSUABLE ON CONVERSION TO CARROLL CAPITAL HOLDINGS, LLC

CCH TRANSACTION

CCH is also a party to the Stock Purchase Agreement and, subject to the terms and conditions of the Stock Purchase Agreement, CCH agrees to purchase 10,000,000 shares of Series A Preferred Stock for US$0.10 per share.  Additionally, the Company could issue CCH up to 6,666,667 additional shares of Series A Preferred Stock payable as PIK dividends upon the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock if declared by the Company’s Board of Directors.  (For a summary of the material terms of the Series A Preferred Stock, please see “Description of Series A Preferred Stock” above.) Except with respect to the number of shares of Series A Preferred Stock being purchased, the CCH Transaction contains the same terms and conditions as the Spring Street Transaction.  Approval of proposal #3 also constitutes approval of the issuance by Diligent of any shares of common stock into which the Preferred Shares are convertible.

CCH is a significant Diligent shareholder.  However, neither Ken Carroll nor anyone affiliated with CCH serves as a director or executive officer of Diligent.  Furthermore, the terms of the Series A Preferred Stock and the Spring Street Transaction were negotiated by us directly with Spring Street first, and only then made available to CCH with respect to the CCH Transaction.  Thus, the board of directors has determined that the CCH Transaction does not present a conflict of interest.

NZX has determined that CCH may be a related party for purposes of NZX Listing Rule 9.2.1 based upon CCH’s registered share ownership of 6,767,925 shares of common stock and its indirect beneficial interest in additional shares of common stock held through Services Share Holdings, LLC (f/k/a Diligent Board Member Services, LLC), a significant shareholder of Diligent.  However, NZX has granted us a waiver from the NZX Listing Rule 9.2.5(b) to provide an appraisal report in connection with the CCH Transaction.

If proposal #1 is not approved, the CCH Transaction will not be consummated.  If proposal #2 is not approved, it may prevent the CCH Transaction from being consummated.

Your board of directors has unanimously approved proposal #3 and recommends that you vote “FOR” the approval of proposal #3.

SPECIAL FACTORS

BACKGROUND OF THE TRANSACTION

Since mid-2008, the board of directors has been focused on the possibility that the Company might not meet its projections and therefore would need additional capital in order execute on the Company’s business plan.  The board of directors directed management to examine a variety of steps to adjust the Company’s expenditures including reductions in headcount, salary adjustments and other factors.  In addition, the board of directors directed management to explore options for raising additional capital.

On December 5, 2008, the Company announced that it might have to further adjust operations if it was unable to raise additional cash.

On January 23, 2009, the board of directors preliminarily approved the Transaction, subject to completion of definitive documentation and obtaining all necessary shareholder and other approvals.

On February 13, 2009, the board of directors approved the Stock Purchase Agreement, the Amended and Restated Certificate of Incorporation, and related documentation for the Transaction.  The Board of Directors also set the close of business on February 12, 2009, New

Zealand time, as the record date for a special shareholders meeting to be held as specified in this proxy statement.

PURPOSE OF THE TRANSACTION

We are proceeding with the Transaction to raise needed capital to execute upon our business plan and to enhance the value of the Company.

REASONS FOR THE TRANSACTION

As previously announced, the Company has been attempting to secure additional financing sources in order to fund the Company’s business plan and cash needs.  The Transaction will provide an additional US$3 million in gross cash proceeds to the Company in order to fund its ongoing business operations and allow it to execute upon its business plan.

Our board of directors has determined that, for the reasons discussed in detail in this proxy statement, the Transaction is in the best interests of the Company and our shareholders.  The board of directors believes that the Transaction would:

•                  Provide sufficient working capital to allow the Company to pursue its business plan upon the best terms available in the current capital markets environment;

•                  allow management to focus on business operations, as opposed to raising additional capital; and

•                  increase the value of the Company to existing shareholders by providing an opportunity for the Company to realize upon future growth opportunities.

ALTERNATIVES CONSIDERED

In determining to pursue the Transaction, the board of directors considered other means of achieving the Company’s objectives, but rejected these alternatives because they believe that the Transaction is the best alternative option.  These alternatives were:

•                  Bank or Other Commercial Financing.  The board of directors determined that, given the Company’s history of operating losses and management’s failed attempts to secure financing, debt financing from commercial sources was unavailable, including bank equipment lease financing.

•                  Prepayment by SSH.  The board of directors explored whether it would be possible for Services Share Holdings, LLC to prepay its Promissory Note of approximately US$6.8 million payable to the Company, but determined that this was not feasible because SSH has no assets beyond the 25 million shares of the Company pledged to secure the note.

•                  Maintaining the Status Quo.  The board of directors also considered maintaining the status quo.  In that case, the Company would run out of cash in March or April 2009,

which the board of directors believes would not be in the best interests of the Company and rejected this alternative.

FACTORS CONSIDERED

The board of directors considered a number of factors in reaching its recommendation with respect to the Transaction, which factors are discussed below.  The board of directors did not consider each factor separately, nor did it assign specific weight to the factors in a formulaic fashion, and it did not make a determination as to why any particular specified factor, as a result of the deliberations by the board of directors, should be assigned any weight.

The board of directors considered the advantages of the Transaction discussed below in reaching its conclusion as to recommendation of the Transaction to, as well as the disadvantages discussed below.

Advantages of the Transaction:

•                  Timely infusion of needed capital.

The board of directors considered that the Company is in need of additional cash for working capital purposes and, as currently structured, would need to explore significant operational changes if additional capital is not raised in the first quarter of 2009 to avoid seriously jeopardizing the viability of the Company as going forward.

•                  Ability of management to focus on operating the Company’s business.

The board of directors considered that the maintenance of the Company’s status as a non-reporting company would give management more time to focus its attention on operating the business of the Company, as opposed to compliance matters.

•                  No change in control of the Company.

The board of directors noted that the common stockholders as a group will continue to own a majority of the common stock on a fully-diluted basis, and that the Transaction therefore would not constitute a change of control of the Company.

Disadvantages of the Transaction:

•                  Protective Provisions.

The holders of Series A Preferred Stock will be entitled to special approval rights for a variety of significant corporate events as described above in the description of the terms of the Series A Preferred Stock.  The interests of the holders of Series A Preferred Stock may vary from those of the common shareholders and may affect our ability to implement a significant corporate transaction that would otherwise be in the best interests of the common shareholders.

•                  Liquidation Preferences.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series A Preferred Stock then outstanding will be entitled to liquidation preferences as described above in the description of the terms of the Series A Preferred Stock.

CERTAIN EFFECTS OF THE TRANSACTION

Effects on Shareholders Holding Common Shares

If the Transaction is implemented:

•                  Holders of common stock immediately before the Transaction will have the same number of shares of common stock before and after the Transaction; and

•                  Our common stock will continue to trade on the New Zealand Stock Exchange.

•                  The ownership percentage of the Company beneficially owned by all of our existing common stock will be diluted.  The following table illustrates the percentage ownership of Diligent on a fully-diluted (i.e., as if the Series A Preferred Stock had been converted into common stock) of Diligent’s common shareholders as a group (excluding CCH’s direct holdings of 6,767,925 shares), Spring Street through its Series A Preferred Stock and CCH through its Series A Preferred Stock and current 6,767,925 shares of common stock.  The table assumes that all Series A Preferred Stock dividends are paid in PIK Shares  for calendar years 2009-2013, that the Series A Preferred Stock was issued on February 26, 2009, that the 1:1 conversion ratio applicable to a conversion of Series A Preferred Stock to common stock is not adjusted in the future, that there is no change in the number of shares of common stock outstanding after the record date of February 12, 2009 other than possible conversion of the Series A Preferred Stock, and that Spring Street and CCH do not transfer their Series A Preferred Stock.

At Jan. 1 of Calendar Year	Common (excluding CCH)	Spring Street	CCH
At Closing	69.46%	16.61%	13.93%
2010	67.89%	17.74%	14.36%
2011	65.96%	19.14%	14.90%
2012	63.94%	20.59%	15.47%
2013	61.84%	22.10%	16.05%
2014	59.66%	23.67%	16.66%

POTENTIAL CONFLICTS OF INTEREST

Spring Street and its affiliates have no prior relationship with Diligent.

CCH is a significant Diligent shareholder.  However, neither Ken Carroll nor anyone affiliated with CCH serves as a director or executive officer of Diligent.  Furthermore, the terms of the Series A Preferred Stock and the Spring Street Transaction were negotiated by us directly with Spring Street first, and only then made available to CCH with respect to the CCH Transaction.  Thus, the board of directors has determined that the CCH Transaction does not present a conflict of interest.

Diligent was concerned that CCH’s direct and indirect shareholdings may cast an impression of a relationship bordering on the definition of “Related Party” for the purposes of the NZSX Listing Rules.  If that were the case, the CCH Transaction would comprise a “Material Transaction” with a “Related Party” for the purposes of NZSX Listing Rule 9.2.1.

NZSX Listing Rule 9.2.1 restricts a “Related Party” from entering into a “Material Transaction” without shareholder approval.  The CCH Transaction comprises a “Material Transaction” for the purposes of NZSX Listing Rule 9.2.2 as it represents a transaction whereby Diligent will issue its own securities having a market value in excess of 5% of Diligent’s average market capitalization.

For the purposes of NZSX Listing Rule 9.2.3, a “Related Party” includes the holder of a relevant interest in 10% or more of a class of equity securities of Diligent carrying votes.  As CCH held a relevant interest of 8.74% on the date the CCH Transaction was agreed to in principle and now holds a relevant interest of 7.48%, Diligent does not consider that CCH is a “Related Party” but has, on a precautionary basis, sought a waiver from the application of NZSX Listing Rule 9.2.1.

NZX has granted Diligent a waiver from the requirement to obtain shareholder approval of the CCH Transaction pursuant to NZSX Listing Rule 9.2.1.  While this removes the requirement to obtain shareholder approval pursuant to this Listing Rule, shareholder approval is still required to be obtained pursuant to NZSX Listing Rule 7.3.1.  The waiver is subject to the condition that NZX Regulation receives certification from Diligent’s independent directors that:

1.  the CCH Transaction is fair, reasonable and in the best interests’ of shareholders not associated either with CCH or persons Associated with CCH, as that term is defined in the NZSX Listing Rules;

2.  the CCH Transaction has been entered into, and negotiated on, a commercial, arms-length basis and that the consideration to be paid in respect of the Series A Preferred Stock represents a fair market price;

3.  the certifying directors are not otherwise interested in the CCH Transaction;

4.  Diligent was not influenced in the decision to enter into the CCH Transaction as a result of a Related Party nexus between Diligent and CCH;

5.  the Spring Street Transaction preceded the CCH Transaction;

6.  the Agreement entered into with Spring Street is identical to, but for the quantum of Series A Preferred Stock subscribed for, the CCH Transaction; and

7.  CCH and Spring Street are not Associated Persons, as that term is defined in NZSX Listing Rule 1.3.

The independent directors of Diligent have provided the foregoing certification to NZX Regulation.  A copy of the waiver decision may be viewed at www.nzx.com/markets/NZSX/DIL.

CONDUCT OF COMPANY’S BUSINESS AFTER THE TRANSACTION

Following the Transaction, the Company will continue to conduct its existing operations in the same manner as now conducted.  The executive officers immediately prior to the Transaction will be the executive officers of the Company after the Transaction.  The directors immediately prior to the Transaction will continue as directors of the Company.

We have no current plans or proposals to effect any other extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our board of directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business.

FAILURE TO EFFECT THE TRANSACTION

Although the Company believes that the Transaction will be consummated, there is no guarantee that the Transaction will be effected.  Even if shareholder approval of the Transaction is obtained, the board of directors will not implement the Transaction if the board determines that the Transaction would not be in the Company’s best interests.  However, if the Transaction is not consummated or another financing is not completed promptly, the Company will deplete its cash by March 2009 and will be unable to operate in its current form.

ANTICIPATED ACCOUNTING TREATMENT

The Company anticipates that it will account for the issuance of the Series A Preferred Stock as the issuance of newly-issued shares of capital stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Summarized below are material U.S. federal income tax consequences to the Company and its shareholders resulting from the Transaction.  This summary is based on existing federal income tax law, which may change, even retroactively.  This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances.  Many shareholders (such as financial institutions, insurance companies, broker- dealers, tax-exempt organizations and foreign persons) may be subject to special tax rules.  Other shareholders may also be subject to special tax rules including, but not limited to, shareholders who received our common stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes.  In addition, this summary does not discuss any state, local, foreign, or other tax considerations.  We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to the Company or the shareholders of the Company as a result of the Transaction.

The Following Discussion of Material U.S. Federal Income Tax Consequences of the Transaction is General and Does Not Discuss All Consequences to Every Shareholder Under Federal, State, Local or Foreign Tax Laws.  Accordingly You Are Encouraged to Consult Your Own Tax Advisor as to Your Particular Federal, State, Local, Foreign and Other Tax Consequences, in Light of Your Specific Circumstances.

This summary assumes that you are one of the following: (1) a citizen or resident of the United States; (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state); (3) an estate the income of which is subject to federal income taxation regardless of its sources; (4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis.  This summary also assumes that you have held and will continue to hold your shares as capital assets.

Federal Income Tax Consequences To The Company

We believe that the Transaction will be treated as a tax-free issuance of capital stock for cash for federal income tax purposes.  This will result in no material federal income tax consequences to the Company.

Federal Income Tax Consequences To Shareholders, Including Affiliates, Who Are Not Cashed Out In The Transaction.

Holders of our common stock will not recognize any gain or loss in the Transaction and will have the same adjusted tax basis and holding period as prior to the Transaction.

Capital Gain And Loss.

For individuals or other non-corporate shareholders, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a federal income tax rate not to exceed 15%.  Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates.  In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.  In general, the capital losses of individuals may only be deducted to the extent of the individual’s capital gains plus $3,000 each year.  Any capital loss of an individual which is not deductible by reason of the foregoing limitation may be carried forward to subsequent years.  In the case of corporations, capital losses may only be deducted to the extent of capital gains.  Any capital loss of a corporation which is not deductible by reason of the foregoing limitation may be carried back three years and carried forward five years.

Dividends.

In general, dividends are taxed at ordinary income rates.  Individuals and other non-corporate shareholders, however, may qualify for a 15% rate (5% rate at lower income levels) of federal income tax on any cash received that is treated as a dividend under the rules described above, provided that: (1) you have held the common stock with respect to which the dividend was received for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, as determined under the Internal Revenue Code, and (2) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.

REGULATORY APPROVALS

The Company is not aware of any material governmental or regulatory approval required for completion of the Transaction, other than compliance with the relevant federal and state securities laws and the corporate law of Delaware.

DISSENTERS’ AND APPRAISAL RIGHTS

Shareholders do not have dissenters’ or appraisal rights under Delaware law or under the Company’s Certificate of Incorporation or bylaws in connection with the Transaction.

Shareholders who can demonstrate that they have been damaged by the Transaction may have other rights or actions under Delaware law or federal and state securities laws.  The nature and extent of such rights or actions are uncertain and vary depending on facts and circumstances.  Generally, shareholder challenges to corporate actions are related to fiduciary responsibilities of directors and corporate officers.

ADDITIONAL INFORMATION REGARDING THE TRANSACTION

COSTS OF TRANSACTION AND SOURCE OF FUNDS

The following is a breakdown of the estimated costs incurred or expected to be incurred by us in connection with the Transaction.  The estimated legal fees and expenses include $30,000, which is an estimate of 50% of Spring Street’s legal expenses that we have agreed to pay.  Final costs may be greater or less than the estimates provided.

Estimated Costs of the Transaction in US$
Legal fees and expenses	$140,000
Printing, mailing and other costs	10,000
Total Costs	$150,000

We expect to fund these costs from current cash and cash raised in the Transaction.

FINANCIAL INFORMATION

The Company is not providing the financial information specified under Item 13(a) of Schedule 14A (Rule 14a-101) as required by Item 11 of Schedule 14A (Rule 14a-101) because the Transaction involves the authorization and issuance of preferred stock for cash in an amount constituting fair value as determined by our board of directors.

MARKET FOR COMMON STOCK AND DIVIDENDS

The trading activity in Diligent’s common stock is limited.  Our common stock is thinly traded on the New Zealand Stock Exchange.  The following table shows the high and low closing sales prices for our common stock in New Zealand dollars, which began trading on December 12, 2007.

	Closing Price of common stock (NZD)
Period	High	Low
December 12, 2007 – December 31, 2007	.90	.68
2008 – 1st Quarter	.76	.63
2008 – 2nd Quarter	.65	.23
2008 – 3rd Quarter	.40	.18
2008 – 4th Quarter	.25	.15

Diligent did not pay a dividend on its common stock in  2007 or 2008.  There are no current contractual restrictions on Diligent’ ability to pay a dividend on its common stock in the future,

although our ability to pay dividends upon our common stock will be limited by the terms of the Series A Preferred Stock.

TIMING OF CLOSING

If the Transaction is approved by our shareholders and implemented by our board of directors, the Transaction will take place as soon as practicable following the special meeting.

CONDITIONS TO THE COMPLETION OF THE TRANSACTION

Consummation of the Transaction is subject to a number of conditions, including obtaining the approval of the Diligent shareholders as described in this proxy statement, filing the Amended and Restated Certificate with the Delaware Secretary of State, the issue of not less than 20,000,000 shares of Series A Preferred Stock and other customary conditions regarding no material adverse change to Diligent and the accuracy of representations and warranties at closing.

RESERVATION OF RIGHTS

We reserve the right to abandon all or any part of the Transaction without further action by our shareholders at any time before the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, even if each of the proposals has been authorized by our shareholders at the special meeting.  By voting in favor of any one or more of the proposals, you are also expressly authorizing us to determine not to proceed with the Transaction if we should so decide.  We also reserve the right to delay the Transaction if there is litigation pending regarding the Transaction.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

The following table provides information concerning beneficial ownership of our common stock as of February 3, 2009 by:

•                  Each person who is known to us to be the beneficial owner of 5% or more of our common stock;

•                  Each of our directors;

•                  Each of our named executive officers, Brian Henry, Alessandro Sodi and Sharon Daniels; and

•                  All of our directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power or investment power with respect to the securities held.  Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of February 3, 2009, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.  Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.  Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

Unless otherwise indicated, the principal address of each of the persons below is c/o Diligent Board Member Services, Inc., 39 West 37 St. 8th Floor, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Shares
Officers and Directors
Brian Henry, Global Sales Channel Partner Director(2)(5)	13,925,730	15.4%
Sharon Daniels, Director, CMO (3)(5)	12,712,416	14.1%
Alessandro Sodi, Director, CEO, President (5)	4,237,492	4.7%
Peter Huljich, Director (4)	3,906,884	4.3%
Rick Bettle, Director	50,000	*
Mark Russell, Director	50,000	*
All directors and named officers as a group (6 persons)	34,882,522	38.5%

5% Security Holders
Services Share Holdings, LLC (5)	24,107,500	26.7%
Carroll Capital Holdings, LLC (6)	12,392,925	13.7%
Corcoran Consulting, LLC (7)	4,556,601	5.0%

(1)                     Includes (i) stock held in joint tenancy, (ii) stock owned as tenants in common, (iii) stock owned or held by spouse or other members of the nominee’s household, and (iv) stock in which the nominee either has or shares voting and/or investment power, even though the nominee disclaims any beneficial interest in such stock.

(2)                     Includes (i) 13,179,816 shares beneficially owned jointly by the Brian Henry Living Trust, Brian Henry trustee, and the Kiri Borg Living Trust, Kiri Borg trustee, (ii) 679,247 shares beneficially owned by the Borg Henry Family Grandchildren’s Trust, of which Kiri Borg is trustee and (iii) 66,667 shares beneficially owned by the Clifton Trust, of which Brian Henry is trustee.

(3)                     Includes (i) 6,359,185 shares beneficially owned by Sharon Daniels and (ii) 6,353,231 shares of common stock beneficially owned by Sharon Daniels through S.K. Daniels Holdings, Inc.

(4)                     Includes (i) 50,000 shares held of record by Peter Huljich and (ii) 3,856,884 shares beneficially owned through the PRH Trust, of which Mr. Huljich is the trustee.

(5)                     Services Share Holdings, LLC (“SSH”) has a principal address of 335 Rust Avenue, Westhampton Beach, New York 11978.  The direct and indirect members of SSH include the Brian Henry Living Trust, the Kiri Borg Living Trust, the Borg Henry Family Grandchildren’s Trust, Sharon Daniels, S.K. Daniels Holdings, Inc., Corcoran Consulting, LLC, Carroll Capital Holdings, LLC and Alessandro Sodi, and the shares held through SSH by such members are included in their totals listed above to the extent of their pecuniary interest therein.  All 24,107,500 shares held by DBMS LLC are pledged to us to secure its $6,800,000 promissory note payable to us.  See “Certain Relationships and Related Transactions.”

(6)                     Carroll Capital Holdings, LLC’s principal address is 94 Long Pond Road, Hewitt, New Jersey 07421.

(7)                     Corcoran Consulting, LLC’s principal address is 11500 North Lake Drive, Cincinnati, Ohio 45249.

We are not aware of any arrangements involving our stockholders the operation of which would result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the cancellation of 14 million shares held by Services Share Holdings, LLC on January 26, 2008, as reported in the Company’s Current Report on Form 8-K filed on January 30, 2008 and the pledge of an additional 10.5 million shares as additional security for our loan to Services Share Holdings, LLC on approximately December 30, 2008,  neither we, nor any of our associates, nor, to the best of our knowledge, any of our directors or executive officers or any of their associates, have effected any transactions in our shares of common stock during the 60 days before February 3, 2009.

Except for customary margin accounts maintained at a broker by some of our directors and executive officers, and the customary terms of trust agreements to which some of our directors are parties, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers, is a party to any agreement, arrangement, or understanding with any other person directly or indirectly relating to the Transaction or with respect to any of our securities, including, but not limited to, any agreement, arrangement, or understanding concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or the giving or withholding of proxies, consents, or authorizations.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC under the Exchange Act.  You may read and copy, at the prescribed rates, this information at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like use, who file electronically with the SEC.  The address of that site is http://www.sec.gov.  Except as specifically incorporated by reference in this proxy statement, information on the SEC’s website is not part of this proxy statement.

GENERAL

COSTS OF PROXY SOLICITATION

Directors, officers and other employees of Diligent may solicit proxies personally, by telephone, facsimile or otherwise.  None of such persons will receive any compensation for solicitation activities.  The Company will arrange with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such brokerage firms and other custodians, nominees and fiduciaries, and the Company will reimburse such record holders for their reasonable out-of-pocket expenses.

OTHER MATTERS

Management does not intend to bring any matters before the special meeting other than those set forth above and is not aware of any other matters to be presented at the special meeting.  However, if any other matters which are unknown a reasonable time prior to this solicitation should be presented properly at the special meeting, it is intended that the persons named in the enclosed proxy card will vote the proxy on such matters in accordance with their best judgment.

FORWARD LOOKING STATEMENTS

Forward looking statements are those statements that describe management’s beliefs and expectations about the future.  We have identified forward looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “may,” “expect,” and “intend.”  Although we believe these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in this proxy statement and other documents filed by us with the Securities and Exchange Commission.  Therefore, these types of statements may prove to be incorrect.

We have not authorized anyone to give any information or make any representation about the Transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC.  If anyone does give you different or additional information, you should not rely upon it.

By Order of the Board of Directors,

Alessandro Sodi
President and Chief Executive Officer
New York, New York
February , 2009

EXHIBIT A

PROPOSED FORM OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DILIGENT BOARD MEMBER SERVICES, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Diligent Board Member Services, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware GCL”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is Diligent Board Member Services, Inc., and that this corporation was originally incorporated pursuant to the Delaware GCL on September 27, 2007 under the name Diligent Board Member Services, Inc.

2.                                      That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST:  The name of this corporation is Diligent Board Member Services, Inc. (the “Corporation”)

SECOND:  The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

THIRD:  The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the Delaware GCL.

FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Two Hundred Fifty Million (250,000,000) shares of Common Stock, US$0.001 par value per share (“Common Stock”), and (ii) Fifty Million (50,000,000) shares of Preferred Stock, US$0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                 COMMON STOCK

1.                                       General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Board of Directors with respect to any series of Preferred Stock as authorized herein.

2.                                       Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the Delaware GCL.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware GCL.

B.                                   PREFERRED STOCK

1.                                       Issuance and Reissuance.

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.

2.                                       Blank Check Preferred Stock.

Subject to any vote expressly required by the Certificate of Incorporation, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Delaware GCL.  Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

C.                                   SERIES A PREFERRED STOCK

Fifty Million (50,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.

1.                                     Dividends.

1.1                                 The holders of shares of Series A Preferred Stock shall be entitled to receive such dividend or other distributions out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock at the rate of 11.0% per annum (as adjusted for any stock splits, stock dividends, recapitalizations or the like) on the sum of the Series A Original Issue Price (as defined below), plus (y) all accumulated and unpaid dividends thereon.  Such dividends (sometimes referred to herein as “Accruing Dividends”) shall be payable annually on a pro rata basis based on the number of shares of Series A Preferred Stock held by such holder in relation to all outstanding shares of Series A Preferred Stock (and without taking into consideration any accrued dividends on such shares of Series A Preferred Stock), on the first business day of each calendar year in respect of the prior calendar year, and shall be paid, in the discretion of the Corporation, either (i) in cash, or (ii) in additional shares of Series A Preferred Stock determined at the price per share of the Series A Original Issue Price (such shares of Series A Preferred Stock issued as dividends, the “PIK Shares”).  Such dividends shall accrue on each share from and including the date of issuance, and shall accrue from day to day, whether or not earned or declared through and including the consummation of a liquidation, dissolution or winding up of the corporation, either voluntary or involuntary.  If such dividends on Series A Preferred Stock in respect of any previous or current annual dividend period shall not have been paid, no dividend or other distribution shall be paid on or declared and set apart for the Common Stock.  Cumulative dividends with respect to a share of Series A Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock, be paid to the extent assets are legally available therefor and any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor; any partial payment will be made pro rata based on the amount of cumulative dividends payable to each holder of Series A Preferred Stock.  The “Series A Original Issue Price” shall mean US$0.10 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

1.2                                 In the event the Corporation shall declare a dividend or other distribution on the Common Stock, whether payable in securities of the corporation or any other persons, evidences of indebtedness issued by the corporation or any other persons, assets (including cash) or options or rights to purchase any assets, securities or evidences of indebtedness, or otherwise, then, in each such case the holders of the Preferred Stock shall be entitled to be paid all Accruing Dividends (except in the event of a non-cash dividend, in which case Accruing Dividends would not have to be paid as required by this Subsection 1.2) plus a proportionate share of any such distribution as though the holders of such Preferred Stock were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to received such dividend or other distribution (and if no such record date shall be fixed, then on such other date of determination of the holders of Common Stock of the corporation entitled to receive such dividend or other distribution).

2.                                     Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                                 Preferential Payments to Holders of Series A Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (on a pari passu basis with the holders of any series of Preferred Stock ranking on liquidation on a parity with the Series A Preferred Stock), and before any payment shall be made to the holders of Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount per share equal to 1.5 times the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and any other series of Preferred Stock ranking on liquidation on a parity with the Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series A Preferred Stock and any other series of Preferred Stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2                                 Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock and any other series of Preferred Stock of the Corporation ranking on liquidation senior to the Common Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock, any other series of Preferred Stock entitled pursuant to the terms of the Certificate of Incorporation to participate with the Common Stock in the distribution of such remaining assets and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation.  The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

2.3                               Deemed Liquidation Events.

2.3.1                      Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least fifteen (15) days prior to the effective date of any such event:

(a)                                a merger or consolidation in which

(i)                                   the Corporation is a constituent party or

(ii)                                a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)                               the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of greater than seventy percent (70%) of the consolidated assets of the Corporation and its subsidiaries taken as a whole (including, without limitation, the Boardbooks technology), or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if greater than seventy percent (70%) of the consolidated assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2                      Effecting a Deemed Liquidation Event.

(a)                                  The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b)                                 In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the Delaware GCL within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, and (ii) if the holders of a majority of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation in connection with such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on not later than the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock and of any other series of Preferred Stock ranking on redemption on parity with the Series A Preferred Stock that is required to then be redeemed, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock and any such other series of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  The provisions of Subsections 6.2 through 6.3 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock pursuant to this Subsection 2.3.2(b).  Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3                        Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  If the amount deemed paid or distributed under this Subsection 2.3.3 or Subsection 1.2 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(a)                                For securities not subject to investment letters or other similar restrictions on free marketability,

(i)                                   if traded on a securities exchange (including the New Zealand Stock Exchange) or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three (3) days prior to the closing of such transaction and, if such price is not denominated in U.S. dollars, converted into U.S. dollars at the closing interbank exchange rate on the last day of such 30-day period as reported on www.oanda.com;

(ii)                                if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such transaction; or

(iii)                             if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(b)                               The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

2.3.4                      Allocation of Escrow.  In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.                                     Voting.

3.1                                 General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) other than the general election of directors, each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

3.2                                 Election of Directors.  The holders of record of the shares of Series A Preferred Stock, exclusively and voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”).  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the Series A Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.  If the holders of shares of Series A Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by the directors or the stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.  The holders of record of the shares of Common Stock shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the balance of the total number of directors of the Corporation.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.  The rights of the holders of the Series A Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series A Original Issue Date (as defined below) on which there are issued and outstanding less than Fifteen Million (15,000,000) shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock).

3.3                                 Corporate Opportunities of Certain Investors.  The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) the Series A Director, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

3.4                                 Series A Preferred Stock Protective Provisions.  At any time when at least Fifteen Million (15,000,000) shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)                                  liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b)                                 (i) amend, alter or repeal any provision of the Certificate of Incorporation, or (ii) take such action with respect to the bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock (except changes to the bylaws required by the listing rules of the New Zealand Stock Exchange, which such changes shall not trigger the right provided herein); provided, that any such amendment, alteration or repeal under clause (i) or (ii) shall require the written consent or affirmative vote of the holders of at least 81% of the then outstanding shares of Series A Preferred Stock;

(c)                                  create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights, or (subject to Subsection 3.4(b) above) increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights;

(d)                                 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at an amount no more than the greater of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of the Series A Director;

(e)                                  create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, other than equipment leases, accounts payable, insurance premium financing, bank loans and lines of credit and other similar corporate financings available from commercial and banking sources;

(f)                                    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(g)                                 increase the authorized number of directors constituting the Board of Directors to more than seven (7) persons;

(h)                                 increase the aggregate number of shares available under the Corporation’s common stock plan, its restricted stock plan, or any other plan involving the issuance of the Corporation’s equity securities to its employees, agents or directors to more than 14.5 million shares under all such plans, or issue the Corporation’s securities outside of such plan in exchange for services in excess of an aggregate of 1 million shares in any given twelve month period;

(i)                                     forgive, modify the terms of, value the stock held in escrow as security for, or otherwise amend, waive or delay the enforcement of the obligations owed by Services Share Holdings, LLC (f/k/a Diligent Board Member Services, LLC) pursuant to the Promissory Note and Security Agreement dated October 1, 2007 and related obligations it has issued to the Corporation (the “LLC Note”); provided, that the Corporation’s Board of Directors may, without the consent of the Series A Preferred Stock, approve a complete prepayment of the LLC Note at a discount so long as any prepayment discount rate is approved by a majority of the directors who do not have a financial interest in the LLC Note; or

(j)                                     enter into any transaction with an affiliate in excess of US$250,000 per year.

4.                                     Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1                        Conversion Ratio.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion.  The “Series A Conversion Price” shall initially be equal to US$0.10.  Such initial Series A

Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2                        Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

4.2                               Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1                        Notice of Conversion.  In order for a holder of Series A Preferred Stock voluntarily to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall, if such shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), as well as (irrespective of whether such shares are certificated) with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof,  a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any Accruing Dividends as well as declared but unpaid dividends on the shares of Series A Preferred Stock converted.

4.3.2                        Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

4.3.3                        Effect of Conversion.  All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any Accruing Dividends as well as dividends declared but unpaid thereon.  Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4                        No Further Adjustment.  Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5                        Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                               Adjustments to Series A Conversion Price for Diluting Issues.

4.4.1                      Special Definitions.  For purposes of this Article Fourth, the following definitions shall apply:

(a)                                “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)                               “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c)                                “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)                               “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(i)                                   shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(ii)                                shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)                             shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a written plan or agreement approved by the Board of Directors of the Corporation; or

(iv)                            shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

4.4.2                      No Adjustment of Series A Conversion Price.  No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3                      Deemed Issue of Additional Shares of Common Stock.

(a)                                  If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.  Notwithstanding the foregoing, if such record date shall have been fixed and such Options or Convertible Securities are not issued (or are only issued in part), the number of Additional Shares of Common Stock deemed issued as of the fixing of the record date shall be adjusted to account only for the Additional Shares of Common Stock represented by the Options or Convertible Securities actually issued.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 or which has been made subject to the adjustment provisions by clause (c) of this Subsection 4.4.3, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4                        Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 *  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)                                  “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b)                                 “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)                                  “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)                                 “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)                                  “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5                        Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                  Cash and Property:  Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable to the Corporation for accrued interest in connection with any deferred or financed payment obligation for the Additional Shares;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)                                     the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6                        Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion

Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                                 Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6                                 Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1)                                  the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7                                 Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.8                                 Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

4.9                                 Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

4.10                           Notice of Record Date.  In the event:

(a)                                  the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock.  Such notice shall be sent at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

5.                                       Mandatory Conversion.

5.1                                 Trigger Events.  Upon either (a) the closing of the sale of shares of Common Stock to the public in the United States in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least US$40,000,000 of gross proceeds to the Corporation and the listing of the Corporation’s Common Stock (an “IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, provided that the holders of Series A Preferred Stock being converted to shares of Common Stock have an opportunity to participate on a pro rata basis in any investment or sale transaction that directly provided the impetus for the mandatory conversion described in this clause (b) (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2                                 Procedural Requirements.  All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares if such shares have been certificated (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series A Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any Accruing Dividends as well as declared but unpaid dividends on the shares of Series A Preferred Stock converted.  Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

6.                                       Redemption.

6.1                                 Redemption.

6.1.1                        Put Right of Holder.  Shares of Series A Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series A Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Redemption Price”), in four quarterly installments commencing sixty (60) days after receipt by the Corporation at any time on or after March     , 2014, from any holder of the then outstanding shares of Series A Preferred Stock, of written notice (a “Redemption Request”) requesting redemption of some or all of such holder’s shares of Series A Preferred Stock (the date of each such installment being referred to as a “Redemption Date”).  On each Redemption Date, the Corporation shall redeem twenty five percent (25%) of the number of outstanding shares of Series A Preferred Stock for which the holder in question has requested redemption in its Redemption Request.  If the Corporation does not have sufficient funds legally available to redeem all shares of Series A Preferred Stock to be redeemed on any given Redemption Date, the Corporation shall redeem out of funds legally available therefor on a pro rata basis a portion of the shares of Series A Preferred Stock held by each holder who, at such time, has submitted a Redemption Request to the Corporation that has not been fulfilled in its entirety, with the pro rata calculation based upon the respective amounts of Series A Preferred Stock held by each holder awaiting a redemption of shares; thereafter, the Corporation shall redeem the remaining shares to have been redeemed (on the same pro rata basis) as soon as practicable after it has funds legally available therefor.

6.1.2                        Right to Redeem PIK Shares.

(a)                                  Right to Redeem in Connection with Certain Conversions.  If, at any time on or after March     , 2014, the holder of any PIK Shares seeks to exercise its optional conversion rights pursuant to Section 4 or is required to convert its shares of Series A Preferred Stock pursuant to clause (b) of Subsection 5.1, the Corporation may, at its option, redeem certain of such holder’s PIK Shares out of funds lawfully available therefor.  The price at which the Corporation makes any such redemption shall be equal to the Series A Original Issue Price per share, plus any Accruing Dividends as well as any declared but unpaid dividends thereon.  To effect such a redemption, the Corporation must have, as of the date of redemption, sufficient funds legally available to redeem that number of the PIK Shares it proposes to redeem.

(b)                                 Mechanics in Optional Conversion.  Upon receipt by the Corporation of a notice from the holder of Series A Preferred Stock, in accordance with Subsection 4.3.1, that such holder elects to convert some or all of such holder’s shares of Series A Preferred Stock to Common Stock (and, in the event of a proposed conversion of some but not all of such holder’s shares, the number of PIK Shares included in the block of shares to be converted), the Corporation shall, within ten (10) days indicate in writing to the holder whether it intends to exercise its right to redeem any of the PIK Shares being converted and how many of such PIK Shares it intends to redeem.  The Corporation shall promptly and in connection with the conversion of those shares of Series A Preferred Stock described in the holder’s notice of conversion, redeem the PIK Shares described in the Corporation’s notice of redemption and make payment to the holder therefor in immediately available funds.

(c)                                  Mechanics in Mandatory Conversion.  In connection with a mandatory conversion pursuant to clause (b) of Subsection 5.1, the Corporation may at its option redeem all, but not less than all, of issued and outstanding PIK Shares.  If the Corporation intends to redeem the PIK Shares, it shall, not less than ten (10) days prior to the Mandatory Conversion Time (or, if such advance notice is not possible, as soon as reasonably practicable) indicate in writing to each holder of PIK Shares whether it intends to exercise its right to redeem the PIK Shares.  If the Corporation exercises its rights to redeem the PIK Shares, it shall promptly and in connection with the conversion of all Series A Preferred Stock redeem the PIK Shares and make payment to the holders thereof in immediately available funds.

6.2                                 Surrender of Certificates.  To reflect a redemption pursuant to this Section 6, on or before the applicable Redemption Date or time of redemption, each holder of shares of Series A Preferred Stock to be redeemed on such date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated by the Corporation, and thereupon the price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof or, if such shares are not certificated, on the books and records of the Corporation.  In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

6.3                                 Rights Subsequent to Redemption.  If notice of the redemption shall have been duly given, and if on the applicable date of redemption the price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such date and all rights with respect to such shares shall forthwith after the date terminate, except only the right of the holders to receive payment without interest upon surrender of their certificate or certificates therefor.

7.                                       Rights to Future Stock Issuances.  Subject to the terms and conditions of this Section 7 and applicable securities laws, if the Corporation proposes to offer or sell any New Securities, the Corporation shall first offer such New Securities to each holder of Series A Preferred Stock.  Such holder shall be entitled to apportion its share of the right of first offer hereby granted to it among itself and its affiliates in such proportions as it deems appropriate.  For the purpose of this Section 7, “New Securities” means, collectively, equity securities of the Corporation, as well as rights, options or warrants to purchase such equity securities, or securities or any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

7.1                                 The Corporation shall give notice (the “Offer Notice”) to each holder of Series A Preferred Stock, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

7.2                                 By notification to the Corporation within twenty (20) days after the Offer Notice is given, each holder of Series A Preferred Stock may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issuable upon conversion of the Series A Preferred Stock then held by such holder of Series A Preferred Stock bears to the total Common Stock of the Corporation then outstanding (assuming full conversion and/or exercise, as applicable, of all Series A Preferred Stock).  The closing of any sale pursuant to this Section 7.2 shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 7.3.

7.3                                 If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 7.2, the Corporation may, during the ninety (90)

day period following the expiration of the periods provided in Section 7.2, offer and sell the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Corporation does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the holders of Series A Preferred Stock in accordance with this Section 7.

7.4                                 The right of first offer in this Section 7 shall not be applicable to (i) Exempted Securities and (ii) shares of Common Stock issued in the IPO.

7.5                                 Notwithstanding any provision hereof to the contrary, in lieu of complying with the above provisions of this Section 7, the Corporation may elect to give notice to the holders of Series A Preferred Stock within thirty (30) days after the issuance of New Securities.  Such notice shall describe the type, price, and terms of the New Securities.  Each holder of Series A Preferred Stock shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such holder, maintain such holder’s percentage-ownership position, calculated as set forth in Section 7.2, before giving effect to the issuance of such New Securities.  The closing of such sale shall occur within sixty (60) days of the date such notice is given to the holders of Series A Preferred Stock.

7.6                                 Termination.  The covenants set forth in Section 7 shall terminate and be of no further force or effect immediately before the consummation of an IPO.

8.                                       Redeemed or Otherwise Acquired Shares.  Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

9.                                       Waiver.  Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least sixty percent (60%) of the shares of Series A Preferred Stock then outstanding.

10.                                 Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Delaware GCL, and shall be deemed sent upon such mailing or electronic transmission.

11.                                 Transactions in Series A Preferred Stock.  In any transfer, conversion, redemption or other transaction involving some, but not all, of a holder’s shares of Series A Preferred Stock, such holder shall be entitled to designate in such transaction which shares of the holder’s Series A Preferred Stock (e.g., some or all of the holder’s PIK Shares, if any, and, to the extent the Holder acquired shares of Series A Preferred Stock on different dates, which block or blocks of purchased shares) are involved.  The Corporation shall, by certificating such shares of Series A Preferred Stock or otherwise, keep records that allow it to differentiate among a Holder’s shares of Series A Preferred Stock for purposes of this Section 11.

FIFTH:  Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.  Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

SEVENTH:  To the fullest extent permitted by the Delaware GCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware GCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.  The Corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware GCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the Delaware GCL and this Article Seventh.  The Corporation may, to the fullest extent permitted by the Delaware GCL, purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability which may be asserted against such person.  To the fullest extent permitted by the Delaware GCL, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the Delaware GCL, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding.  The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware GCL, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the Corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

EIGHTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the terms hereof, and all rights conferred on stockholders herein are granted subject to this reservation.

NINTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

*     *     *

3.                                      That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the Delaware GCL.

4.                                      That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the Delaware GCL.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this            day of March, 2009.

By:
President

Exhibit B

DILIGENT BOARD MEMBER SERVICES, INC.

New York, New York

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROXY FORM / ADMISSION CARD

If you propose to ATTEND the Special Meeting please bring this Admission Card / Proxy Form intact to the Meeting as the barcode is required for registration at the meeting.

PROXY FORM (FOR USE IF YOU ARE UNABLE TO ATTEND THE MEETING)

If you DO NOT propose to ATTEND the Special Meeting please complete and sign the Proxy Form and Voting Instructions below (keep intact), and lodge it, to be received by Diligent Board Member Services, Inc.’s (the Company) share registry, Link Market Services, no later than 11.00am on Monday 9 March 2009 (New Zealand time) for holders residing in New Zealand and countries other than the USA.  Holders residing in the USA need to lodge their proxies by no later than 5.00pm on Sunday 8 March 2009.  Proxies need to be lodged as per the instructions on the reverse of this form.

You can also appoint your proxy and vote on the resolutions below online, as per the instructions on the reverse of this proxy form.  The “Chairperson of the Meeting” is willing to act as proxy for any shareholder who wishes to appoint him for that purpose.

I/We being a shareholder(s) of Diligent Board Member Services, Inc.

Hereby appoint	The Chairperson of the Meeting		☐	(Tick)

Or failing that person		of
	(full name of proxy)			(full address )

as my/our proxy to vote for me/us on my/our behalf at the Special Meeting of the Company to be held on 11.00am on Wednesday 11 March 2009 and at any adjournment of that meeting.

Ordinary Business:

This form is to be used to vote as follows on the following resolutions

Tick ☒ in box to vote
Resolutions:	For	Against	Abstain	Discretion
1.

To amend and restate the Company’s Certificate of Incorporation to increase the authorized common stock to 250 million shares and designating a new Series A Preferred Stock and setting forth its rights, powers and preferences in the form attached to the proxy statement delivered with this proxy.

	☐	☐	☐	☐

2.

To approve the Company’s initial issuance of 20,000,000 shares of Series A Preferred Stock for US$0.10 per share to Spring Street Partners, L.P. (“Spring Street”), the issuance by the Company of up to 13,333,333 additional shares of Series A Preferred Stock payable as PIK dividends upon the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock if declared by the Company’s Board of Directors and the issuance by the Company of any shares of the Company’s common stock into which the Series A Preferred Stock is convertible in accordance with terms of the Series A Preferred Stock

	☐	☐	☐	☐

3.

To consider and vote upon the Company’s initial issuance of 10,000,000 shares of Series A Preferred Stock for US$0.10 per share to Carroll Capital Holdings, LLC (“CCH”), the issuance by the Company of up to 6,666,667 additional shares of Series A Preferred Stock payable as PIK dividends upon the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock if declared by the Company’s Board of Directors and the issuance by the Company of any shares of the Company’s common stock into which the Series A Preferred Stock is convertible in accordance with terms of the Series A Preferred Stock .

	☐	☐	☐	☐

And to vote on any resolutions to amend any of the resolutions, on any resolution so amended, and on any other resolution proposed at the meeting (or any adjournment thereof).  Unless otherwise instructed as above, the proxy will vote ”FOR” each such resolution.  The proxy is appointed only in respect of the above meeting or any adjournment thereof.

Signed this	day of	2008

Signature / s
All shareholders must sign

Contact name	Daytime contact number:

NOTES:

1             Only holders who were registered as holders in Diligent Board Member Services Inc. on the record date of February 12, 2009, are entitled to attend and vote at the Special Meeting.

2             A shareholder entitled to attend and vote is entitled to appoint a proxy or, in the case of a corporate shareholder, a representative to attend and vote instead of him/her and that proxy or representative need not also be a shareholder.

3             This Proxy Form must be signed by the shareholder or his/her/its attorney duly authorised in writing.  In the case of a joint shareholding, this Proxy Form must be signed by each of the joint shareholders (or their duly authorised attorney).  In the case of a corporate shareholder, this Proxy Form must be signed by a director or a duly authorised officer acting under the express or implied authority of the shareholder, or an attorney duly authorised by the shareholder.

4             This Proxy Form and the power of attorney or other authority, if any, under which it is signed, or a copy of that power or authority certified by a Solicitor, Justice of the Peace or Notary Public must be lodged to be received at the office of Link Market Services Limited, in any manner as per the instructions below, not later than 11.00am on 9 March 2009 New Zealand Time.  To enable holders residing in the USA to lodge their proxies on time, USA holders must lodge their proxies with Link Market Services by no later than 5.00pm Sunday 8 March 2008.

5             If you return this form without directing the proxy how to vote on any particular matter, the proxy may vote for the resolution.  If you return this form without appointing a proxy your proxy form will be invalid. Neither Carroll Capital Holdings, LLC with respect to proposal #3 nor Spring Street Partners, L.P. with respect to proposal #2 will be permitted to vote shares or discretionary proxies held by it.

6             If you have any questions regarding your voting please call the Link Market Services helpline on:

+64 9 375 5998  between 8.30am and 5.00pm (New Zealand time) .

PLEASE RETURN YOUR COMPLETED PROXY FORM TO LINK MARKET SERVICES LIMITED, IN ONE OF THE FOLLOWING WAYS:

Mail:	New Zealand:
If mailing Proxy Form from within New Zealand, please use the reply-paid envelope provided.

Outside New Zealand (excluding USA):

If mailing Proxy Form from outside New Zealand (excluding the USA), place in an envelope, address to Link Market Services Limited, PO Box 91976, Victoria Street West, Auckland, 1142, New Zealand, and affix the necessary postage from the country of mailing.

USA:

If mailing your Proxy Form from within the USA please place in an envelope, affix the necessary postage and mail to: Diligent Board Member Services, Inc., 39 West 37th Street, 8th floor, New York, NY 10018 Attention: Corporate Secretary.

Deliver:	Link Market Services Limited, Level 12, 120 Albert Street, Auckland.

Fax:	+ 64 9 375 5990

Scan & email:	Lmsenquiries@linkmarketservices.com (please put the words “Diligent Proxy Form” in the subject line for easy identification).

Online vote:	Appoint your proxy and vote online please go the Link Market Services website:
www.linkmarketservices.com and click on the Diligent Special Meeting icon on the right-hand side of the screen, and simply follow the instructions.